Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sussex Bancorp

Rockaway, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 17, 2017, relating to the consolidated financial statements of Sussex Bancorp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the caption “EXPERTS” in the Prospectus.

/s/ BDO USA, LLP

Woodbridge, New Jersey

May 31, 2017